UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2011

ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Crossman Ave.
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

(408) 227-4500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers.

Effective April 1, 2011, Michael Galvin, the current Vice President, Finance of Aruba Networks, Inc. (the "Company"), was appointed as the interim principal financial officer and interim principal accounting officer of the Company.

Mr. Galvin, age 45, has served as the Company's Vice President, Finance since December 2008.  From July 2005 to November 2008, Mr. Galvin served as the Company's Senior Director of Finance.  Prior to joining the Company, Mr. Galvin was Chief Financial Officer of StubHub, Inc., a privately held e-commerce company, from December 2004 to April 2005.  From September 1996 to November 2004, Mr. Galvin held various finance positions at BEA Systems, Inc., a publicly traded enterprise software company, including Vice President of Finance/Corporate Controller and Vice President of Finance for the Worldwide Services Organization.  From June 1991 to July 1996, Mr. Galvin was an investment banker at Merrill Lynch & Co., Inc., a publicly traded financial services company, most recently as a Vice President.  Mr. Galvin earned a BA from the University of Notre Dame and an MBA from the University of California, Los Angeles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ARUBA NETWORKS, INC.
Date: April 1, 2011	By:	/s/ Alexa King
Alexa King Vice President, Legal and General Counsel